UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2006

PepsiCo, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-253-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Internal Revenue Service ("IRS") concluded its examination of PepsiCo, Inc.’s ("PepsiCo") consolidated income tax returns for the years 1998 through 2002 and issued a Revenue Agent’s Report ("RAR") on October 17, 2006. PepsiCo has agreed with all the adjustments of the RAR, with the exception of one matter. The agreed adjustments include transfer pricing and various transactions, such as acquisitions, the public offering of The Pepsi Bottling Group, Inc., as well as the restructuring of our international snack foods operations. Consequently, in the fourth quarter of 2006, PepsiCo expects to record a non-cash tax benefit of approximately $600 million, which represents the reversal of tax reserves following the issuance of the RAR.

This Current Report on Form 8-K contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations. PepsiCo undertakes no obligation to update any such forward-looking statements. Please see PepsiCo’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, for a discussion of specific risks that may affect performance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

October 18, 2006	By:	/s/ Thomas H. Tamoney, Jr.

Name: Thomas H. Tamoney, Jr.
Title: Vice President, Deputy General Counsel, and Assistant Secretary